                                                                 Exhibit 23(f)

[Letterhead]


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


       As independent petroleum engineers, we hereby consent to (a) the use of our name and references to our firm on Form S-4 Joint Proxy Statement/Prospectus for the merger of Esenjay Exploration, Inc. and 3DX Technologies Inc. and (b) to the inclusion of the estimate of proved reserves and present value of the future net revenues included in our report dated February 16, 1999 in such statement.

                                         NETHERLAND, SEWELL & ASSOCIATES, INC.

                                         By:  /s/ Danny D. Simmons
                                              --------------------
                                              Danny D. Simmons
                                              Senior Vice President


Houston, Texas
August 9, 1999